Amended as of November 23, 1998

                                   BY-LAWS OF

                         ANDREA ELECTRONICS CORPORATION

                                   ARTICLE I

                                    OFFICES

         The principal office of the Corporation shall be at 45 Melville Park Road, Melville, New York 11747, or at such other place as the Board of Directors may from time to time direct. The Corporation may also establish and have such other offices or places, within or outside the State of New York or any place in the world, as may from time to time be designated by the Board of Directors.

                                   ARTICLE II

                                  SHAREHOLDERS

         2.1. Share Certificates. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the holder's name and number of shares, set forth any other information prescribed by the New York Business Corporation Law ("Business Corporation Law") and by any other applicable provision of law, and shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary of the Corporation. Certificates may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the President or a Vice President and the Secretary or an Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issuance. The Board of Directors may appoint banks or trust companies as transfer agent and as registrar of stock until otherwise ordered by the Board of Directors. After the appointment of such transfer agent and registrar, no certificate issued to represent the Corporation's stock shall be binding upon the Corporation or have any validity unless signed by such transfer agent and by such registrar, or their respective successors as may be appointed by the Board of Directors.

         No certificate shall be issued for any share until such share is fully paid, except as otherwise provided in the New York Business Corporation Law.

         2.2. Fractional Share Interests or Scrip. The Corporation may, when necessary or desirable in order to effect share transfers, share distributions or reclassifications, mergers, consolidations or reorganizations, issue a fraction of a share, make arrangements or provide reasonable opportunity for any person entitled to a fractional interest in a share to sell such fractional interest or to purchase such additional fractional interests as may be necessary to acquire a full share, pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or issue scrip in registered or bearer form, over the manual or facsimile signature of an officer of the Corporation or its agent, which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. A certificate for a fractional share shall, but scrip shall not unless otherwise provided therein, entitle the holder to exercise voting rights, to receive dividends thereon and to participate in any of the assets of the Corporation in the event of liquidation.

         The Board of Directors may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which scrip is exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of scrip, or subject to any other conditions which the Board of Directors may deem advisable. Such conditions shall be stated or fairly summarized on the face of the certificate.

         2.3. Share Transfers. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Certificate of Incorporation, these By-Laws, or any written agreement in respect thereof, transfers of shares of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law, the person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be so expressed in the entry of transfer.

         2.4. Record Date for Shareholders. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day next preceding the day which notice of the meeting is given or if no notice is given, the day on which the meeting is held shall be the record date for determination of shareholders. The record date for determining shareholders for any other purpose shall be the date on which the resolution of the Board of Directors relating thereto is adopted. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, the determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date under this section for the adjourned meeting.

         2.5. Meaning of Certain Terms. As used herein in respect of the right to notice of a meeting of shareholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "shareholder" or "shareholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the Corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confer such rights where there are two or more classes or series of shares or upon which or upon whom the Business Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.


                                  ARTICLE III

                            MEETINGS OF SHAREHOLDERS

         3.1. Annual Meetings.

                  3.1.1. Date. The annual meeting of the shareholders of the Corporation for the election of the Board of Directors and for the transaction of such other business as may properly come before such meeting shall be held on such date and at such time as may be determined by the Board of Directors.

                  3.1.2. Purpose. At each annual meeting, the shareholders shall elect the members of the Board of Directors for the succeeding year. At any such annual meeting any proper business properly brought before the meeting may be transacted. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation, not later than 90 days in advance of such meeting. Any such notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal-to amend either the Certificate of Incorporation or By-Laws of the Corporation, the language of the proposed amendment, (ii) the name and address of the shareholder proposing such business, (iii) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (iv) any material interest of the shareholder in such business. No business shall be conducted at an annual meeting of shareholders except in accordance with this paragraph, and the chairman of any annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

                  3.1.3. Nominations for Directors. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as directors only if written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
         (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by the shareholder as would have been required to be included in a proxy statement filing pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of any meeting of shareholders to elect directors and the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         3.2. Special Meetings. A special meeting of the shareholders may be called at any time by the President, any Vice President or the Board of Directors, and shall be called by the President or a Vice President upon the written request of shareholders of the Corporation pursuant to Section 603 of the Business Corporation Law.

         3.3. Place of Meetings. The meetings of the shareholders of the Corporation shall be held at its principal office in the State of New York or at such other place within or without the State of New York as shall be designated by the Board of Directors.

         3.4. Notice of Meetings. Except as otherwise required by statute, notice of each meeting of the shareholders, whether annual or special, shall be in writing over the name of the President or the Secretary. Such notice shall state the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of such notice shall be served, either personally or by mail at the direction of the President or the officer calling the meeting to each shareholder, upon each shareholder of record entitled to vote at such meeting not less than ten days (or not less than any such other minimum period of days as may be prescribed by the Business Corporation Law) nor more than fifty days before such meeting. The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information, or documents prescribed by statute. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Attendance of a shareholder at a meeting shall constitute a waiver of notice of the meeting, except where the shareholder attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Whenever any notice is required to be given to any shareholder, a waiver thereof in writing signed by him or his authorized attorney-in-fact, whether before or after such meeting, shall be the equivalent to the giving of such notice. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, the Board of Directors shall fix a new record date for the adjourned meeting, notice of the adjourned meeting shall be given each shareholder of record of the new record date.

         3.5. Quorum. At all meetings of the shareholders the presence in person or by proxy of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. After a quorum has been established at a shareholders' meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof. In the absence of a quorum, a majority in interest of the shareholders entitled to vote, present in person or by proxy, may adjourn the meeting. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called.

         3.6. Inspectors of Election. The Board of Directors shall appoint two persons, who need not be shareholders, to act as Inspectors of Election at all meetings of the shareholders until the close of the next annual meeting. No candidate for the office of director shall act as an Inspector of Election. If there be a failure to appoint Inspectors, or if any Inspector appointed be absent or refuse to act, or if his office becomes vacant, the Board of Directors present at the meeting may choose temporary Inspectors of the number required. The Inspectors appointed to act at any meeting of the Board of Directors, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of Inspectors at such meeting with strict impartiality, and according to the best of their ability.

         3.7. Voting. Each shareholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such shareholder, but no proxy shall be voted after eleven months from its date unless such proxy provides for a longer period. Every proxy shall be signed by the shareholder or by his duly authorized attorney-in-fact, and filed with the Secretary of the Corporation. Upon the demand of any shareholder, the vote for directors and the vote upon any question before the meeting, shall be by ballot. At all meetings of the shareholders, all matters shall be decided by a vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting, except as otherwise provided in these By-Laws or by the Certificate of Incorporation or the laws of the State of New York.

         3.8. Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list, in alphabetical order, of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number and class and series, if any, of the shares held by each. Such list shall be produced at the meeting upon the request thereat or prior thereto of any shareholder. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

         3.9. Waiver of Irregularities. All informalities and irregularities in calls, notices of meeting and in the manner of voting, form of proxy, credentials, and methods of ascertaining those present, shall be deemed waived if no objection is made thereto at the meeting.


                                   ARTICLE IV

                               BOARD OF DIRECTORS

         4.1. General Powers and Qualifications. The property, affairs and business of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all of the powers of the Corporation, except such as are by law or by the Certificate of Incorporation or by these By-Laws expressly conferred upon or reserved to the shareholders.

         4.2. Number, Election and Term of Office. Until changed as hereinafter provided, the number of directors shall be not less than three (3) nor more than ten (10) as may be from time to time fixed by resolution of the Board of Directors, but no decrease in the number of directors shall have the effect of shortening the term of an incumbent director. Subject to the provisions of
Section 4.4.2 of this Article IV, the directors shall be elected annually by the shareholders entitled to vote at the annual meeting of shareholders, by a plurality of the votes at such election. Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall continue in office until the annual meeting of shareholders held next after his election and until his successor shall have been elected and qualified or until his earlier death, resignation or removal in the manner hereinafter provided.

         4.3. Meetings.

                  4.3.1. Time. Meetings shall be held at such time as the Board of Directors shall fix, except that the first meeting of a newly elected Board of Directors shall be held as soon after its election as the directors may conveniently assemble.

                  4.3.2. Place. Meetings shall be held at such place, (within or without the State of New York) as shall be fixed by the Board of Directors.

                  4.3.3. Call. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, the President, any Vice President, or any two directors.

                  4.3.4. Notice. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place shall be given for special meetings no less than two days before the day on which the meeting is to be held. Unless otherwise provided herein, the notice or a waiver of notice of any meeting need not specify the business to be transacted or the purposes of the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened. A director may waive notice of a meeting, before or after such meeting, in writing or by telegraph, radio, cable or telecopy.

                  4.3.5. Telephonic Participation. Members of the Board of Directors may participate in a meeting of said Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall be deemed to constitute presence in person at a meeting.

                  4.3.6. Chairman of the Meeting. Meetings of the Board of Directors shall be presided over by the following directors in the order of seniority and if present and acting: Chairman of the Board, if any, the President, or any other director chosen by the Board.

                  4.3.7. Quorum. The presence, at any meeting, of a majority of the total number of directors constituting the entire Board of Directors shall be necessary and sufficient to constitute a quorum of the transaction of business; and except as otherwise required by statute, the Certificate of Incorporation or these By--Laws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting. Notice of any adjourned meeting need not be given to the directors who were not present at the time of the adjournment.

         4.4. Resignations, Vacancies and Removal.

                  4.4.1. Resignation. Any director may resign at any time by giving written notice of such resignation to either the Board of Directors, the President, a Vice President, the Secretary, or an Assistant Secretary of the Corporation. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by any such officer.

                  4.4.2. Vacancies. If any vacancy shall occur among the directors by reasons of death, resignation, disqualification, removal with cause or by reason of an increase in the number of directors or otherwise, such vacancy may be filled by a majority vote of the remaining directors, though less than a quorum. Any such vacancy and a vacancy resulting from a removal without cause may also be filled by a majority of the shareholders present and entitled to vote at any meeting held during the existence of such vacancy, provided that the notice of such meeting shall have mentioned such vacancy or expected vacancy.

                  4.4.3. Removal. Any or all of the directors may be removed with cause, by the majority vote of the class of stock by which he was elected.

         4.5. Written Action. Any action required to be taken at a meeting of directors, or any action which may be taken at a meeting of directors or a committee thereof, if any, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed by all of the directors or all the members of the committee, as the case may be, and is filed in the minutes of the proceedings of the Board or of the committee, as the case may be.

         4.6. Compensation. The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors, which compensation may include an annual fee and reimbursement for actual expenses incurred in connection with the attendance at regular or special meetings of the Board or any committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         4.7. Committees. By resolutions adopted by a majority of the Board of Directors then in office, the Board may designate an executive committee and one or more other committees, each such committee to consist of three or more directors of the Corporation. The executive committee shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation (except as otherwise expressly limited by statute). Each such committee shall have such of the powers and authority of the Board as may be provided from time to time in resolutions adopted by a majority of the Board then in office.

         4.8. Chairman of the Board. The Board of Directors may elect a Chairman of the Board or Co-Chairmen of the Board who may be designated as an officer or officers of the Corporation as provided in these By-Laws to perform such duties and have such responsibilities as from time to time may be assigned to such Chairman or Co-Chairmen by the Board of Directors.


                                   ARTICLE V

                                    OFFICERS

         5.1. Titles. The officers of the Corporation shall include, if and when designated by the Board of Directors, the Chairman or Co-Chairmen of the Board, the Chief Executive Officer or Co-Chief Executive Officers, the President, the Chief Operating Officer, one or more Vice Presidents, the Chief Financial Officer, the Secretary, the Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as may be appointed from time to time by the Board of Directors. Any such office may be held by two or more persons as designated from time to time by the Board of Directors.

         5.2. Election, Term of Office and Qualifications. Each officer specifically designated in Section 5.1 of this Article V shall be chosen by the Board of Directors and shall hold his office until his successor shall have been duly chosen and qualified or until his death or until he shall resign or shall have been removed.

         5.3. Removal, Resignations and Vacancies.

                  5.3.1. Removal. Any officer may be removed either with or without cause by vote of a majority of the Board of Directors then in office.

                  5.3.2. Resignations. Subject to any employment agreement with the Corporation to the contrary, any officer may resign at any time by giving written notice of-such resignation to the Board of Directors or to the President, a Vice President, the Secretary or an Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Board of Directors or by the President, a Vice President, the Secretary or an Assistant Secretary.

                  5.3.3. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term by a majority of the directors then in office, although less than a quorum.

         5.4. The Chairman or Co-Chairmen of the Board. The Chairman or Co-Chairmen, as the case may be, of the Board, when present, shall preside at all meetings of the shareholders and the Board of Directors. The Chairman or Co-Chairmen, as the case may be, of the Board, shall serve as the Chief Executive Officer or Chief Executive Officers, as the case may be, of the Corporation and perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman or the Co-Chairmen of the Board, as the case may be, shall also serve as Chief Operating Officer of the Corporation and shall have the powers and duties prescribed in Section 5.5 of this Article V.

         5.5. The President. The President, unless otherwise determined by the Board of Directors, shall be the Chief Operating Officer of the Corporation. Subject to the supervision and direction of the Board of Directors, he shall be responsible for managing the affairs of the Corporation. He shall have supervision and direction of all of the other officers of the Corporation and shall have the powers and duties usually and customarily associated with the office of the President. He shall preside at meetings of the shareholders and the Board of Directors, unless the Chairman or one or both of the Co-Chairmen, as the case may be, of the Board has been appointed and is or are present.

         5.6. The Chief Operating Officer. The Chief Operating Officer, when present, shall be responsible for the day-to-day operations of the Corporation. He shall perform other duties and have such other powers as the Chief Executive Officer or Co-Chief Executive Officers, as the case may be, or the Board of Directors shall designate from time to time.

         5.7. The Vice Presidents. The Vice Presidents shall have such powers and duties as may be delegated to them by the President or by the Board of Directors.

         5.8. The Chief Financial Officer, Treasurer and Assistant Treasurer.

                  5.8.1. The Chief Financial Officer. The Chief Financial Officer shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his direction all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to authority granted by it. He shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the President or by the Board of Directors. The Chief Financial Officer shall have such other powers and duties as may be delegated to him by the President.

                  5.8.2. Treasurer. The Treasurer shall perform duties commonly incident to his office and, in case of the absence of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such other powers and duties as may be delegated to him by the President.

                  5.8.3. Assistant Treasurer. The Assistant Treasurer shall, in case of the absence of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and duties as may be delegated to him by the President.

         5.9. Secretary and Assistant Secretary.

                  5.9.1. Secretary. The Secretary shall attend all meetings of the Board of Directors and of the shareholders, and shall record the minutes of all proceedings in a book to be kept for that purpose. He shall perform like duties for the committees of the Board when required. The Secretary shall give, or cause to be given, notice of meetings of the shareholders, of the Board of Directors and of the committees of the Board. He shall keep in safe custody the seal of the Corporation, and when authorized by the President, an Executive Vice President or a Vice President, shall affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. He shall have such other powers and duties as may be delegated to him by the President.

                  5.9.2. Assistant Secretary. The Assistant Secretary shall, in case of the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and duties as may be delegated to him by the President.

         5.10. Additional Officers. Each other officer (including, if designated as such, the Chairman of the Board) appointed by the Board shall hold office for such period, have such authority and perform such duties as directed by the Board of Directors.

         5.11. Compensation. The salaries or other compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he is also a director of the Corporation.


                                   ARTICLE VI

                                 CORPORATE SEAL

         The corporate seal shall have inscribed thereon the name of the Corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                  ARTICLE VII

                                  FISCAL YEAR

         The fiscal year of the Corporation shall be as determined from time to time by resolution duly adopted by the Board of Directors.

                                  ARTICLE VIII

                                INDEMNIFICATION

         Each director or officer who the Corporation is empowered to indemnify pursuant to the provisions of Section 722 of the Business Corporation Law (or any similar provision or provisions of applicable law at the time in effect) shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other such rights to which those directors and officers seeking indemnification from the Corporation may be entitled, including, but not limited to, any rights of indemnification to which they may be entitled pursuant to any agreement, insurance policy, other by-law or charter provision, vote of shareholders or directors, or otherwise. No repeal or amendment of this Article VIII shall adversely affect any rights of any person pursuant to this Article VIII which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.


                                   ARTICLE IX

                                   AMENDMENTS

         9.1. Shareholders. These By-Laws may be altered or amended by a majority of the holders of the outstanding voting stock of the Corporation present in person or by proxy at any annual or special meeting of the shareholders.

         9.2. Board of Directors. These By-Laws may be altered or amended by a majority of the Board of Directors then in office to the full extent permitted by law or regulation. If any By-Law resulting in impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the By-Law so adopted, amended or repealed, together with a concise statement of the changes made.